EXHIBIT 17(a)


[Name and Address]


                             BARTLETT CAPITAL TRUST
                        BARTLETT VALUE INTERNATIONAL FUND

                PROXY FOR THE SPECIAL MEETING OF SHAREHOLDERS
                               September 23, 1999

         This proxy is being solicited on behalf of the Board of Trustees of Bartlett Capital Trust ("Trust") and relates to a proposal with respect to the Trust and to Bartlett Value International Fund, ("Fund") a series of the Trust. The undersigned hereby appoints as proxies Marie K. Karpinski and Kathi D. Bair, and each of them (with power of substitution), to vote all shares of common stock of the undersigned in the Fund at the Special Meeting of Shareholders to be held at 10:00 a.m., Eastern time, on September 23, 1999, at the offices of the Fund and any at adjournment thereof ("Meeting"), with all the power the undersigned would have if personally present.

      The shares represented by this proxy will be voted as instructed. Unless indicated to the contrary, this proxy shall be deemed to grant authority to vote "FOR" all proposals relating to the Trust and the Fund with discretionary power to vote upon such other business as may properly come before the Meeting.

YOUR VOTE IS IMPORTANT. IF YOU ARE NOT VOTING BY PHONE, FACSIMILE, OR INTERNET, PLEASE SIGN AND DATE THIS PROXY BELOW AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE.

TO VOTE BY TOUCH-TONE PHONE OR THE INTERNET, PLEASE CALL 1-800-[ ] TOLL FREE OR VISIT WWW.__________.COM. TO VOTE BY FACSIMILE TRANSMISSION, PLEASE FAX YOUR COMPLETED PROXY CARD TO 1-___-____.


           TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

[XXX]                     KEEP THIS PORTION FOR YOUR RECORDS



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                                                                                DETACH AND RETURN THIS PORTION ONLY


                                  THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

                                                 BARTLETT CAPITAL TRUST
                                           Bartlett Value International Fund

VOTE ON PROPOSAL                                                                     FOR         AGAINST       ABSTAIN

1.   Approval  of  an Agreement  and  Plan  of  Reorganization  and  Termination     / /           / /           / /
     under which Legg Mason International  Equity Trust would acquire all of the assets of Bartlett Value  International  Fund in exchange solely for shares of Legg Mason  International  Equity Trust and the assumption by Legg Mason
     International  Equity Trust of all of Bartlett Value  International  Fund's
     liabilities,   followed  by  the   distribution  of  those  shares  to  the
     shareholders of Bartlett Value International Fund.

YOUR VOTE IS IMPORTANT. IF YOU ARE NOT VOTING BY PHONE,  FACSIMILE,  OR INTERNET,  PLEASE SIGN AND DATE THIS PROXY BELOW
AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE.

TO VOTE BY TOUCH-TONE PHONE OR THE INTERNET, PLEASE CALL 1-800-[ ] TOLL FREE OR VISIT WWW.______________.COM. TO VOTE BY
FACSIMILE TRANSMISSION, PLEASE FAX YOUR COMPLETED PROXY CARD TO 1-___-____.

Please  sign  exactly  as name  appears  hereon.  If  stock  is held in the  name of joint  owners,  each  should  sign.
Attorneys-in-fact,  executors,  administrators, etc. should so indicate. If shareholder is a corporation or partnership, please sign in full corporate or partnership name by authorized person.


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Signature                                                                Date


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Signature (Joint Owners)                                                 Date



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